EXHIBIT 23.2


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-136955) on Form S-8 of American TonerServ Corp. of our report dated March 23, 2007 relating to our audit of the financial statements, which appear in this Annual Report on Form 10-KSB of American TonerServ Corp. for the year ended December 31, 2006.




/s/ Perry-Smith, LLP

Sacramento, California
March 23, 2007